EXHIBIT 23.2
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the use in this Registration Statement on Form SB-2 filed with the Securities and Exchange Commission and the Application for Approval of Minority Stock Issuance on Form MHC-2 ("Form MHC-2") and Holding Company Application on Form H-(e)1-S ("Form H-(e)1-S") filed with the Office of Thrift Supervision of our report dated November 1, 2005 on the financial statements of Mutual Federal Savings and Loan Association of Chicago. We also consent to the references to us under the headings "Legal and Tax Matters" and "Experts" in this Registration Statement on Form SB-2 and Form MHC-2 and H-(e)1-S.





                                                /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
November 18, 2005